ELEVENTH AMENDMENT TO LEASE AGREEMENT
THIS ELEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of August 13 , 2020 (the “Effective Date”), by and between BBHQ1, LLC, a Delaware limited liability company (“Landlord”), and BLACKBAUD, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.    Landlord and Tenant are parties to that certain Lease Agreement dated May 16, 2016, as amended by that certain First Amendment to Lease Agreement dated August 22, 2016, that certain Second Amendment to Lease Agreement dated May 18, 2017, that certain Third Amendment to Lease Agreement dated December 11, 2017, that certain Fourth Amendment to Lease Agreement dated February 28, 2018, that certain Fifth Amendment to Lease Agreement dated February 18, 2020, that certain Sixth Amendment to Lease Agreement dated March 17, 2020, and that certain Seventh Amendment to Lease Agreement dated April 14, 2020, that certain Eighth Amendment to Lease Agreement dated May 26, 2020, that certain Ninth Amendment to Lease Agreement dated June 8, 2020, and that certain Tenth Amendment to Lease Agreement dated June 26, 2020 and as supplemented by that certain Letter Agreement dated September 6, 2016 (collectively, the “Lease”), pursuant to which Landlord leased to Tenant approximately 12.98 acres of real property located in Berkeley County, South Carolina, and more particularly described in the Lease.
B.    Tenant delivered the Phase 2 Notice in accordance with Section 13.1 of the Lease and Landlord has elected not to develop the Phase 2 Propery and has sold the Phase 2 Property to Tenant in accordance with Section 13.4 of the Lease.
C.    Landlord and Tenant desire to amend and modify the Lease as set forth in this Amendment.
AGREEMENT:
For and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Lease.
2.    Definition of Premises; Exhibit A. The Phase 2 Property is hereby deleted and removed from the definition of Premises and from the description of the real property attached as Exhibit A to the Lease.
3.    Counterparts; PDF Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by portable document format shall be binding and effective to the same extent as original signatures.
4827-2791-7253, v. 2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the Effective Date.

LANDLORD:

BBHQ1, LLC,
a Delaware limited liability company

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Secretary

[Seal]

TENANT:

BLACKBAUD, INC.,
a Delaware corporation

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Senior Vice President and Secretary

[Seal]

4827-2791-7253, v. 2